UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported): February 26, 2018

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana            001-34279                72-1147390
(State of incorporation)         (Commission File Number)    (IRS Employer Identification No.)

16225 Park Ten Place, Suite 280, Houston, Texas      77084
(Address of principal executive offices)             (Zip Code)

(713) 714-6100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01	Entry into a Material Definitive Agreement

On February 26, 2018, Gulf Island Fabrication, Inc. (the “Company”) and the subsidiary guarantors named therein entered into a Second Amendment (the “Second Amendment to Credit Agreement”) to that certain Credit Agreement with Whitney Bank, as lender, dated June 9, 2017. The Second Amendment to Credit Agreement lowers the base tangible net worth requirement from $200.0 million to $185.0 million in the minimum tangible net worth covenant. In addition, the Second Amendment to Credit Agreement revises the calculation for the minimum tangible net worth covenant to include 50% of any gain attributable to the sale of the assets of Gulf Marine Fabricators, L.P.

The foregoing summary is only a summary of certain provisions of the Second Amendment to Credit Agreement and is qualified in its entirety by the full text of the Second Amendment to Credit Agreement, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

By: /s/ David S. Schorlemer
David S. Schorlemer
Executive Vice President,
Chief Financial Officer, Treasurer & Secretary

Dated: February 28, 2018

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